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                                                             Exhibit 23.1





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
IBS Interactive, Inc.
Cedar Knolls, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-3 of our report dated December 9, 1999 relating to the consolidated financial statements of IBS Interactive, Inc. appearing in the Company's Current Report on Form 8-K filed on December 20, 1999; of our report dated June 1, 1999 relating to the consolidated financial statements of IBS Interactive, Inc. appearing in the Company's Current Report on Form 8-K filed on June 7, 1999; of our report dated March 29, 1999, relating to the consolidated financial statements of IBS Interactive, Inc.
appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998 filed on March 31, 1999; of our report dated July 22, 1999 relating to the financial statements of Spencer Analysis, Inc. appearing in the Company's Current Report on Form 8-K/A filed on September 13, 1999; of our report dated May 26, 1999 relating to the December 31, 1998 financial statements of Spectrum Information Systems, Inc. appearing in the Company's Current Report on Form 8-K/A filed on June 2, 1999; of our report dated February 22, 1999 relating to the financial statements of Halo Network Management, LLC appearing in the Company's Current Report on Form 8-K/A filed on February 26, 1999, and of our report dated November 30, 1998 relating to the financial statements of DesignFX Interactive, LLC appearing in the Company's Current Report on Form 8-K/A filed on December 9, 1998.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP


December 20, 1999